CHC Group Sets Dates for Fiscal-2016 Q3 Results

Q3 Release After Close of Trading March 3; Analysts Call Morning of March 4
February 4, 2016 – Vancouver, British Columbia, Canada - CHC Group Ltd. (OTCQX: HELIF), the parent company of CHC Helicopter, plans to issue its release for the fiscal-year 2016 third quarter, which ended January 31, 2016, after market close on Thursday, March 3, 2016.
The following day, Friday, March 4, 2016, the company will hold its quarterly results call at 8 a.m. (Eastern Time). The call will also be audio webcast at www.chc.ca/presentations.
Presentation materials accompanying the release will be posted to the same website before the call begins. Analysts only are invited to dial into and register for the call at 877-407-0778 (toll free) or 201-689-8565 (International), using Conference ID 13630011.
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About CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company has a fleet of more than 220 aircraft and operates on six continents.

Contact Information INVESTORS Laura Campbell Director, Investor Relations +1.604.232.7316 Laura.Campbell@chc.ca	MEDIA Susan Gordon Senior Director, Corporate Communications +1.214.262.7384 Susan.Gordon@chc.ca